SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 20, 2004

DISTRIBUTED ENERGY SYSTEMS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50453	20-0177690
(Commission File Number)	(I.R.S. Employer Identification No.)

10 Technology Drive
Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 678-2000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Distributed Energy Systems Corp. (“Distributed Energy”) hereby amends its Current Report on Form 8-K, dated December 11, 2003, in order to file the financial statements and the pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of the Business Acquired.

The financial statements of Northern Power Systems, Inc. (“Northern”) required to be filed as part of this report on Form 8-K as required by Rule 3.05 of Regulation S-X are included in Exhibit 99.2 attached hereto.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report on Form 8-K as required by Article 11 of Regulation S-X is included in Exhibit 99.3 attached hereto.

(c) Exhibits.

*2.1	Agreement and Plan of Contribution and Merger, dated as of May 22, 2003, as amended, by and among Proton Energy Systems, Inc., Distributed Energy Systems Corp., PES-1 Merger Sub, Inc. and PES-2 Merger Sub, Inc., and Northern Power Systems, Inc. (incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus contained in Distributed Energy Systems Corp.’s Registration Statement on Form S-4 (File No. 333-108515))

*99.1	Press Release dated December 10, 2003

99.2	The balance sheets of Northern Power Systems, Inc. as of September 30, 2003 and December 31, 2002, and the results of its operations and cash flows for the nine-month periods ended September 30, 2003 and 2002

99.3	The Unaudited Pro Forma Condensed Combined Financial Information of Proton Energy Systems, Inc. and Northern Power Systems Inc., as of and for the nine months ended September 30, 2003

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2004

DISTRIBUTED ENERGY SYSTEMS CORP.

By	/s/ Walter W. Schroeder

Walter W. Schroeder President

Exhibit Index

*2.1	Agreement and Plan of Contribution and Merger, dated as of May 22, 2003, as amended, by and among Proton Energy Systems, Inc., Distributed Energy Systems Corp., PES-1 Merger Sub, Inc. and PES-2 Merger Sub, Inc., and Northern Power Systems, Inc. (incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus contained in Distributed Energy Systems Corp.’s Registration Statement on Form S-4 (File No. 333-108515))

*99.1	Press Release dated December 10, 2003

99.2	The balance sheets of Northern Power Systems, Inc. as of September 30, 2003 and December 31, 2002, and the results of its operations and cash flows for the nine-month periods ended September 30, 2003 and 2002

99.3	The Unaudited Pro Forma Condensed Combined Financial Information of Proton Energy Systems, Inc. and Northern Power Systems Inc., as of and for the nine months ended September 30, 2003

*	Previously filed